UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2013

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)  (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.01 Completion of Acquisition or Disposition of Assets, Financial Statements

Consummation of Share Purchase Agreement

On March 31, 2013 (the "Closing Date"), India Globalization Capital, Inc. (“IGC” or the “Company”) completed the acquisition of Techni Bharathi Private Limited (“TBL”), a corporation existing under the laws of India. As previously announced, on October 13, 2012, India Globalization Capital, Inc. (“IGC” or the “Company”), through three of its subsidiaries, Techni Bharathi Private Limited (“TBL”),  IGC India Mining, Trading Private Limited (“IGC-IMT”) and IGC Materials Private Limited (“IGC-MPL”), entered into a Settlement Agreement (the “SA”) and a Share Purchase Agreement (the “SPA”) with Mr. Jortin Antony, Mrs. Sheeba Jortin, Mr. V.C.Antony, Mrs. Kunjamma Antony, V.C. Homes Private Limited, and the shareholders of TBL represented by Mr. Jortin Anthony, collectively ‘Mr. Jortin Antony Group,’ pursuant to which TBL became fully-owned subsidiary of IGC.

In accordance with the SA and the SPA, the Jortin Group 1) sold its 23.13% holding in TBL, to IGC for Rs. 2.33 per share, or approximately INR 10,000,000 or about $185,000; 2) gave TBL the ownership papers to an apartment and two cars as described in the agreements; and 3) provided indemnity to IGC and its subsidiaries against future legal actions.

Likewise, IGC 1) gave the Jortin Group a piece of property that is in the name of TBL and pledged as collateral to a bank in India, the Vypin Land as described in the SA; 2) gave the Jortin Group 10,000,000 or about $185,000 on receipt of the money from TBL’s claim against the National Highways Authority of India (NHAI); and 3) provided indemnity to the Jortin Group against future legal actions.

Both the SA and the SPA include other customary representations, warranties and covenants by the parties. The foregoing description of the agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement and the Share Purchase Agreement, dated as of October 13, 2012, as filed with the Securities and Exchange Commission herewith as Exhibit 2.1 and 2.2 and are incorporated in this report by reference.

Item 9.01. Financial Statements and Exhibits

(a) This Current Report on Form 8-K will be supplemented by amendment, if required, to provide the required financial statements of TBL not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(b) This Current Report on Form 8-K will be supplemented by amendment , if required, to provide the required pro forma financial information not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(d) The Exhibit Index attached to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: April 4, 2013	By:	/s/ John Selvaraj
John Selvaraj
Treasurer, Principal Accounting and Financial Officer

Exhibit Index

Exhibit No.	Description

2.1
Settlement Agreement, dated as of October 13, 2012, by and between Techni Bharathi Private Limited (“TBL”) and IGC India Mining and Trading Private Limited (“IGC-IMT”), the FIRST PART; and Mr. Jortin Antony, Mrs. Sheeba Jortin, Mr. V.C.Antony, Mrs. Kunjamma Antony and V.C. Homes Private Limited collectively ‘Mr. Jortin Antony Group,’ the SECOND PART. (incorporated by reference to Exhibit 2.1 to IGC’s Current Report on Form 8-K filed with the Commission on October 18, 2012).

2.2
Share Purchase Agreement, dated as of October 13, 2012, by and among IGC Materials Private Limited (“IGC-MPL”), the FIRST PART; Mr. Jortin Antony individually and representing the Jortin Antony Group, the SECOND PART; and Techni Bharathi Private Limited (“TBL”), the THIRD PART. (incorporated by reference to Exhibit 2.1 to IGC’s Current Report on Form 8-K filed with the Commission on October 18, 2012).

99.1	Press Release Dated April 4, 2013.